UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 6, 2012

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

000-50463	77-0438629
(Commission File Number)	(IRS Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500 Pleasanton, CA	94588
(Address of Principal Executive Offices)	(Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Callidus Software Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”) on June 6, 2012.  As of the record date, April 9, 2012, 34,642,068 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.  A total of 32,184,028 shares of Company common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

In accordance with the Company’s definitive proxy statement dated April 20, 2012 (“Proxy Statement”), at the meeting, stockholders were requested to: (i) elect two (2) Class III members to the board of directors; (ii) ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012; and (iii) approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.  The final results of the voting by the Company’s stockholders are as follows:

1.               Proposal 1: Election of Class III directors.  Each of the two (2) directors nominated for election by the Company’s board of directors as Class III directors to hold office for three (3) year terms ending immediately prior to the Company’s 2015 Annual Meeting of Stockholders were elected.  The voting results were as follows:

Director	For	Withheld	Abstentions and Broker Non-Votes
Charles M. Boesenberg	24,532,298	2,096,518	5,555,212
Leslie J. Stretch	25,218,063	1,410,753	5,555,212

2.               Proposal 2: Appointment of Independent Auditors.  The ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012 was approved.  The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
32,081,406	31,634	70,988	0

3.               Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers.  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Proxy Statement.  The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
24,168,277	2,170,779	289,760	5,555,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date:	June 20, 2012	By:	/s/ V. Holly Albert
			Name:	V. Holly Albert
			Title:	Senior Vice President, General Counsel and Secretary